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                                                                    EX-99.a.2(s)

          FORM OF CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY
                                     of the
                             UBS RELATIONSHIP FUNDS

                RESOLUTIONS APPROVING THE NAME CHANGE, BENCHMARK
                    CHANGE AND INVESTMENT STRATEGY CHANGES TO
                        UBS GLOBAL BOND RELATIONSHIP FUND


     Pursuant to Article III Section 3.6 of the By-Laws, dated August 22, 1994, of UBS Relationship Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

     1. He is the duly elected, qualified and acting vice President and Assistant Secretary of the Trust.

     2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended May 20, 1996, August 21, 2000, November 20, 2000, and February 15, 2002 (the "Declaration") pursuant to Article IX, Section 9.8(f) of the Declaration is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the approval of name change, benchmark change and investment strategy changes to the UBS Global Bond Relationship Fund, a series of the UBS Relationship Funds (the "Series").

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on August 19, 2002 and remain in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 19th day of August, 2002.


(Trust Seal)

                                    --------------------------
                                    David M. Goldenberg
                                    Vice President and Assistant Secretary
                                    UBS Relationship Funds


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        Resolutions Adopted August 19, 2002 and Incorporated by Reference
    Into the Agreement and Declaration of Trust of the UBS Relationship Funds dated August 15, 1994, as amended May 20, 2000, August 21, 2000, November
  20, 2000, and February 15, 2002 (the "Declaration"), Pursuant to Article IX,
                             Section 9.8(f) thereof


                RESOLUTIONS APPROVING THE NAME CHANGE, BENCHMARK
                    CHANGE AND INVESTMENT STRATEGY CHANGES T0
                        UBS GLOBAL BOND RELATIONSHIP FUND

RESOLVED,           that the Board of Trustees hereby renames the Series
                    currently known as the UBS Global Bond Relationship Fund as the UBS Global Aggregate Bond Relationship Fund; and

FURTHER
RESOLVED,           that the Board of Trustees hereby approves the change of the
                    Fund's benchmark from the Salomon Smith Barney World
                    Government Bond Index to the Lehman Brothers Global
                    Aggregate Bond Index; and

FURTHER
RESOLVED,           that the proposed modifications to the investment strategies of UBS Global Bond Relationship Fund as set forth in the attached materials and as presented and discussed at the meeting, be and the same hereby are, approved, with such changes as the officers of the Trust, with the advice of Trust counsel, may deem appropriate; and

FURTHER
RESOLVED,           that the renaming of the Series and all related changes
                    shall be effective upon the filing of the next
                    Post-Effective Amendment to the Trust's registration statement with the SEC; and

FURTHER
RESOLVED,           that the officers of the Trust, with the advice of Trust
                    counsel, are hereby authorized and directed to take such actions as are necessary to effectuate the redesignation of the Series identified above, including making such revisions to the Trust's registration statement, prospectuses, and other relevant documents, as required.